Registration No. 333-

As filed with the Securities and Exchange Commission on May 21, 2015

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

________________________

STEWARDSHIP FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

New Jersey	22-3351447

(State or other jurisdiction	(I.R.S. employer
of incorporation or organization)	identification number)

630 Godwin Avenue, Midland Park, New Jersey 07432

(Address of principal executive offices; zip code)

________________________

Stewardship Financial Corporation

Dividend Reinvestment Plan

(Full title of the plan)

Paul Van Ostenbridge

    President and Chief Executive Officer

Stewardship Financial Corporation

630 Godwin Avenue, Midland Park, New Jersey 07432-1405

(201) 444-7100

(Name, address and telephone number,

including area code, of agent for service)

Copy to:

Michele F. Vaillant, Esq.

McCarter & English, LLP

Four Gateway Center, 100 Mulberry Street

Newark, New Jersey  07102

(973) 622-4444

___________________

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☒

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462 (c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of ‘‘large accelerated filer,’’ ‘‘accelerated filer’’ and ‘‘smaller reporting company’’ in Rule 12b–2 of the Exchange Act.

☐ Large Accelerated Filer	☐ Accelerated Filer
☐ Non-Accelerated Filer (Do not check if a smaller reporting company)	☒ Smaller Reporting Company

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, without par value	250,000	$6.01	$1,520,000	$177

(1)	This Registration Statement also relates to such additional indeterminate number of shares of Common Stock of the Registrant as may be issuable from time to time as a result of stock splits, stock dividends or similar transactions as described in the Dividend Reinvestment Plan.

(2)	Pursuant to Rule 457 of the Securities Act of 1933, as amended (the “Securities Act”), the proposed maximum offering price per share is estimated solely for the purpose of computing the registration fee and is based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq Capital Market System on May 19, 2015. Including the 250,000 shares registered pursuant to this Registration Statement, a total of 575,000 shares of Common Stock have been registered by the Registrant in connection with its Dividend Reinvestment Plan under Registration Statements on Form S-3 Nos. 333-158714 and 333-167374. The filing fee associated with the 325,000 shares were previously paid when the earlier Registration Statements were filed.

As permitted under Rule 429 of the Securities Act, the Prospectus included in this Registration Statement also relates to the Registrant’s Registration Statements on Form S-3 Nos. 333-158714 and 333-167374.

PROSPECTUS

STEWARDSHIP FINANCIAL CORPORATION

DIVIDEND REINVESTMENT PLAN

250,000 SHARES OF COMMON STOCK WITHOUT PAR VALUE

This Prospectus relates to 250,000 shares of common stock, without par value per share (the “Common Stock”), of Stewardship Financial Corporation (the “Corporation”) registered for purchase under the Stewardship Financial Corporation Dividend Reinvestment Plan (the “Plan”). The Corporation is registering these shares of Common Stock for issuance pursuant to the Plan. The Plan provides our shareholders who choose to enroll in the Plan with a simple and convenient method for purchasing additional shares of Common Stock using cash dividends and optional cash investments without payment of any per share processing fees or other administrative fees of any kind. A participant may withdraw from the Plan at any time.

The purchase price of shares of Common Stock purchased by a participant under the Plan with any reinvested dividends on the date any dividend is paid (the “Dividend Payment Date”) shall be 95% of the market price of shares of Common Stock, subject to adjustment as determined by the Board of Directors. The purchase price of shares of Common Stock purchased by a participant under the Plan with optional cash investments shall be 100% of the average market price of shares of Common Stock. The price of shares of Common Stock purchased from the Corporation will be the average closing price of the shares of Common Stock as quoted on the Nasdaq Capital Market for the trailing 14 trading days immediately preceding the applicable investment date. The price of shares of Common Stock purchased in the open market will be the weighted average purchase price of such shares. In the event that the purchase of shares of Common Stock is fulfilled by a combination of the Corporation’s authorized and unissued shares, the Corporation’s treasury stock and open market purchases or any combination thereof, the price will be an average of these prices. The shares will be purchased from either the authorized but unissued shares of Common Stock held by the Corporation, the Corporation’s treasury stock and/or on the open market, or any combination thereof, by agents independent of the Corporation and its affiliates.

EACH PARTICIPANT IN THE PLAN SHOULD RECOGNIZE THAT NEITHER THE CORPORATION NOR ANY AGENT ADMINISTERING THE PLAN FOR THE CORPORATION CAN PROVIDE ANY ASSURANCE THAT SHARES OF COMMON STOCK PURCHASED UNDER THE PLAN WILL, AT ANY TIME, BE WORTH MORE OR LESS THAN THEIR PURCHASE PRICE.

The Plan does not represent a statement of dividend policy of the Corporation, which will continue to depend upon earnings, financial requirements and other factors and which will be determined by the Corporation’s Board of Directors from time to time. Shareholders who do not wish to participate in the Plan will continue to receive cash dividends with respect to their existing holdings of Common Stock as declared. This Prospectus should be retained for future reference.

Investing in our Common Stock involves risks. Please see the disclosure under the caption “INVESTMENT CONSIDERATIONS” on page 11 of this Prospectus.

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THESE SECURITIES ARE NOT SAVINGS OR DEPOSIT ACCOUNTS OR OTHER OBLIGATIONS OF THE CORPORATION OR OF ATLANTIC STEWARDSHIP BANK AND THEY ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

The date of this Prospectus is May 21, 2015.

AVAILABLE INFORMATION

The Corporation is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance therewith, files reports, proxy and information statements and other information with the Securities and Exchange Commission (the “Commission”). Reports, proxy and information statements and other information filed by the Corporation can be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street, N.E. Washington, D.C. 20549. Copies of such material can also be obtained by calling the Commission at 1-800-SEC-0330 or from the Commission’s website, www.sec.gov. The Corporation’s Common Stock is listed on the Nasdaq Capital Market under the symbol SSFN.

The Corporation has filed with the Commission a registration statement on Form S-3 (such registration statement, together with all amendments and exhibits thereto, being hereinafter referred to as the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration under the Securities Act of the shares of Common Stock offered under the Stewardship Financial Corporation Dividend Reinvestment Plan. This Prospectus, which is a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements contained herein concerning the provisions of documents filed as exhibits to the Registration Statement are necessarily summaries of such documents, and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.

You should rely only on the information contained in or incorporated by reference into this Prospectus. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in or incorporated by reference into this Prospectus is accurate only as of the date on the front cover of this Prospectus or the date of the document incorporated by reference regardless of the time of delivery of this Prospectus or of any sale of the securities. Our business, financial condition, results of operations and prospects may have changes since those dates.

Unless otherwise mentioned or unless the context requires otherwise, all references in this Prospectus to “Stewardship Financial,” “the Corporation,” “we,” “us,” “out” or similar references mean Stewardship Financial Corporation and all references to the “Dividend Reinvestment Plan” or the “Plan” mean the Stewardship Financial Corporation Dividend Reinvestment Plan in effect as of May 21, 2015.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This Prospectus, including the documents incorporated herein by reference, contains forward-looking information about Stewardship Financial Corporation that is intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,’’ “project,” “plan,’’ “seek,” “intend,’’ or “anticipate’’ or the negative thereof or comparable terminology, and include discussions of strategy, financial projections and estimates and their underlying assumptions, statements regarding plans, objectives, expectations or consequences of announced transactions, and statements about the future performance, operations, products and services of the Corporation and its subsidiaries.

Discussions containing forward-looking statements may be found, among other places, in this Prospectus and our most recent Annual Report on Form 10-K, Current Reports on Form 8-K and Quarterly Report on Form 10-Q filed with the Commission, as well as any similar statements contained in future Quarterly Reports on Form 10-Q or Annual Reports on Form 10-K which are hereby incorporated by reference upon their subsequent filing with the SEC. These forward-looking statements are or will be, as applicable, based largely on our expectations and projections about future events and future trends affecting our business. You should not rely on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control, that could cause actual results to differ materially from those anticipated in the forward-looking statements.

1

We qualify all our forward-looking statements by these cautionary statements. These forward-looking statements speak only as of the date of this Prospectus or the date of the document incorporated by reference. Except as required by applicable laws or regulations, we do not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. When considering these forward-looking statements, you should keep in mind these risks, uncertainties and other cautionary statements made in this Prospectus and the Prospectus supplements. You should not place undue reliance on any forward-looking statement. You should refer to our periodic and current reports filed with the Commission for specific risks that could cause actual results to be significantly different from those expressed or implied by these forward-looking statements. See “Available Information” above.

2

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this Prospectus. Because it is a summary, it does not contain all of the information that you should consider before investing in our securities. You should read the entire Prospectus carefully, including the documents we refer to and incorporate by reference, in order to understand this offering fully. In particular, we incorporate important business and financial information into this Prospectus by reference.

The Corporation and the Bank

The Corporation was organized in January 1995 as a business corporation under the laws of the State of New Jersey by the Board of Directors of Atlantic Stewardship Bank (the “Bank”) in order to serve as a bank holding company for the Bank. The Bank is a wholly owned banking subsidiary of the Corporation. The Bank is a New Jersey state chartered commercial bank formed in 1985 by local businessmen to serve the needs of the local community. The only significant activity of the Corporation is ownership and supervision of the Bank. The Bank’s by-laws include a commitment to tithe ten percent (10%) of its pre-tax profits to Christian and civic charities. As a bank holding company, the Corporation is subject to regulation and supervision by the Board of Governors of the Federal Reserve System under the Bank Holding Company Act of 1956, as amended. In addition to the Federal Reserve, the Bank is subject to regulation by the New Jersey Department of Banking and Insurance and the Federal Deposit Insurance Corporation. The principal source of funds for dividend payments by the Corporation is dividends paid by the Bank to the Corporation. The amount of dividends paid by the Bank is limited by state and federal laws and regulations.

The offices of the Corporation and the Bank are located at 630 Godwin Avenue, Midland Park, New Jersey 07432-1405. The Corporation’s website is www.asbnow.com.

Purchase Price of Common Stock

The Common Stock is listed on the Nasdaq Capital Market under the symbol SSFN.

The purchase price for the shares of Common Stock available under the Plan that are purchased from the Corporation through the reinvestment of cash dividends shall be 95% of the average market price of the Common Stock in the 14-day period preceding the dividend record date, subject to adjustment as determined by the Board of Directors. The purchase price for shares of Common Stock purchased on the open market shall be 95% of the weighted average reported price of such shares, subject to adjustment as determined by the Board of Directors.

The purchase price for the shares of Common Stock available under the Plan that are purchased from the Corporation through optional cash investments shall be 100% of the average market price of the Common Stock in the 14-trading day period preceding the relevant investment date. The purchase price for shares of Common Stock purchased on the open market with optional cash payments shall be 100% of the weighted average reported price of such shares. The price to the participant will be the weighted average purchase price(s) of the Common Stock that is purchased.

In addition, even though the purchase price for the reinvestment of cash dividends provides for a discount from the market price, NO ASSURANCE CAN BE GIVEN THAT SHAREHOLDERS WILL BE ABLE TO SELL THE COMMON STOCK PURCHASED UNDER THE PLAN AT A PROFIT DUE TO, AMONG OTHER THINGS, CHANGING CONDITIONS.

THE DIVIDEND REINVESTMENT PLAN

This Prospectus describes how you can reinvest the cash dividends that you receive with respect to the shares of the Corporation’s Common Stock that you own or you can purchase shares of the Corporation’s Common Stock pursuant to our Dividend Reinvestment Plan, which we refer to herein as the “Plan”. We adopted our original Dividend Reinvestment Plan in 1994 to offer our shareholders an opportunity to purchase additional shares of Common Stock automatically through the reinvestment of cash dividends. From time to time, we have authorized increases in the number of shares available under the Plan and made other amendments to the Plan. The current Plan provides shareholders with a simple, convenient method of reinvesting their cash dividends and making optional cash investments to purchase additional shares of Common Stock without payment of any brokerage commission or other administrative commissions or fees. The Plan will be administered by the Corporation’s stock transfer agent, Computershare. This Prospectus describes the Plan in effect as of May 21, 2015.

3

The following information about the Plan is provided in Question and Answer format for your convenient reference.

Purpose:

1.	What is the purpose of the Plan?

The purpose of the Plan is to provide shareholders of the Corporation with an opportunity to increase their investment in the Corporation by purchasing additional shares of the Corporation’s Common Stock without paying per share processing fees or other administrative fees of any kind. Shareholders may purchase additional whole or fractional shares of the Common Stock under the Plan using the cash dividends they receive on their current holdings and by making optional cash investments.

The Plan is not intended to provide shareholders with a mechanism for generating assured short-term profits through rapid turnover of shares. We reserve the right to amend, suspend or terminate participation by any shareholder at any time and, in particular, any shareholder who is using our Plan for purposes inconsistent with the intended purpose of our Plan.

Administration:

2.	Who administers the Plan and what are the functions of the Plan Administrator?

Computershare Trust Company, N.A., the Corporation’s transfer agent (“Computershare” or the “Plan Administrator”), will administer the Plan, keep records, send statements of account to participants and perform other duties relating to the Plan. The Common Stock purchased pursuant to the Plan will be purchased from the Corporation from Common Stock that is authorized but unissued, or from treasury stock, or purchased in the open market, or in some combination of these methods in accordance with the Plan. Shares of Common Stock purchased other than from the Corporation will be purchased by agents independent of the Corporation. All shares of Common Stock purchased pursuant to the Plan, from the Corporation or otherwise, will be registered in the name of the Plan Administrator’s nominee and credited to the accounts of the Plan participants by the Plan Administrator. Contact information for Computershare is as follows:

Computershare

P.O. Box 30170

College Station, TX 77842-3170

1-800-368-5948

www.computershare.com/investor

Participation/Enrollment:

3.	Who is eligible to participate in the Plan?

All shareholders of record of the Corporation are eligible to participate in the Plan.

4.	How does a shareholder enroll in the Plan?

Shareholders may enroll in the Plan either by completing an online Enrollment Form at www.computershare.com/investor or by mailing the form to the Plan Administrator. The Enrollment Form instructs the Plan Administrator to invest a shareholder’s cash dividends in additional shares of the Common Stock. If the Plan Administrator receives the Enrollment Form prior to a Dividend Record Date, the Plan will become effective for the participant as of the related Dividend Payment Date. Otherwise, the Plan will be effective for such participant as of the next Dividend Payment Date.

4

Participants enrolled in the Plan, will remain a participant until the participant discontinues participation, or participation is terminated by the Corporation.

5.	Are there any fees or expenses incurred by participants in the Plan?

The Corporation will pay all administrative fees connected with a shareholder’s participation in the Plan. There are no additional fees or expenses charged to shareholders who participate in the Plan. Participants in the Plan will not incur any per share processing fees or service charges for purchases made under the Plan. However, the per share processing fees that we pay on behalf of participants will be treated as dividend income by the Internal Revenue Service. In addition, there are no charges for the custodial and safekeeping services provided by the Plan Administrator. A participant in the Plan who requests that the Plan Administrator arrange for the sale of the participant’s shares held under the Plan will incur service charges and may incur per share processing fees. (See the Question/Answer under the caption “Sale of Shares from the Plan” on page 7.) In addition, a participant in the Plan may incur certain expenses if the participant requests that whole shares be sold upon withdrawal from the Plan. (See the Question/Answer under the caption “Withdrawal” on page 8.)

Purchases:

6.	When will purchases be made under the Plan?

Purchases of shares of Common Stock will be made on the relevant investment date or, in the case of open market purchases, as soon thereafter as shall be practicable. When market transactions are made, the purchases will be made in the sole discretion of the Plan Administrator, which will use its best efforts to make the purchases promptly, commencing on the relevant investment date and ending in most instances not later than 30 days after such investment date. Neither the Corporation nor any of our affiliates nor any participant will have any authority or power to direct the time or price at which shares may be purchased or the selection of the broker or dealer through or from whom purchases are to be made.

No interest will be paid on optional cash payments pending investment in shares of Common Stock by the Corporation or the Plan Administrator.

7.	How will purchases of Common Stock under the Plan be made?

All purchases of Common Stock under the Plan will be made either directly from the Corporation out of its treasury stock or out of its legally authorized, but unissued shares of Common Stock or through open market purchases, or any combination thereof, by agents independent of the Corporation and its affiliates.

The Corporation will use a participant’s cash dividend to purchase whole and fractional shares of Common Stock and credit the shares to such participant’s account. Dividends on the shares credited to a participant’s account will be reinvested, thereby compounding the participant’s investment. The Plan will apply to all shares of Common Stock that are registered to a participant at the time of enrollment, plus all shares that the participant acquires while the authorization remains in effect.

Purchases of shares of Common Stock made with optional cash investments from participants will be made, in our discretion, either directly from the Corporation or on the open market. Shares purchased directly from the Corporation will either be authorized but unissued shares or shares held in our treasury.

5

8.	What is the purchase price per share of Common Stock under the Plan?

The purchase price of shares of Common Stock purchased by a participant under the Plan with any reinvested dividends on the date any dividend is paid (the “Dividend Payment Date”) shall be 95% of the market price of shares of Common Stock, subject to adjustment as determined by the Board of Directors. The purchase price of shares of Common Stock purchased by a participant under the Plan with optional cash investments shall be 100% of the average market price of shares of Common Stock. The price of shares of Common Stock purchased from the Corporation will be the average closing price of shares of Common Stock as quoted on the Nasdaq Capital Market for the trailing 14 trading days immediately preceding the applicable investment date. The price of shares of Common Stock purchased in the open market will be the weighted average purchase price of such shares. In the event that the purchase of shares of Common Stock is fulfilled by a combination of the Corporation’s authorized and unissued shares, the Corporation’s treasury stock and open market purchases or any combination thereof, the price will be a weighted average of these prices. The shares will be purchased from either the authorized but unissued shares of Common Stock held by the Corporation, the Corporation’s treasury stock and/or on the open market, or any combination thereof, by agents independent of the Corporation and its affiliates. (See the disclosure under the caption “INVESTMENT CONSIDERATIONS”).

9.	How many shares of Common Stock will be credited to participants?

Each participant’s account will be credited with that number of shares of Common Stock, including fractions computed to six decimal places, equal to the amounts to be invested on behalf of the participant divided by the applicable purchase price computed to six decimal places.

Optional Cash Investments:

10.	How does the optional cash investment feature of the Plan work?

Each calendar month, the Plan Administrator will apply any optional cash payment in good funds timely received from a participant - generally, received by the Plan Administrator the business day prior to the 15th day (or, if the 15th day is not a business day for the Corporation, the first business day for the Corporation immediately following the 15th day) of the calendar month in which it is to be invested - to the purchase of Common Stock for the account of the participant on the following investment date, if such Common Stock is purchased from the Corporation and on, or as soon as determined by the Plan Administrator after, such investment date if such Common Stock is purchased on the open market.

A participant may not make optional cash investments of less than $100 per calendar month or of more than $50,000 in any calendar year. In the event that a participant delivers an optional cash investment other than in the amount permitted, the Plan Administrator will invest only that portion, if any, that complies with such investment limitation and will return the remainder. The minimum and maximum amounts of optional cash investment purchases may be changed (or the optional cash investment feature may be eliminated) at the discretion of the Corporation’s Board of Directors.

11.	What are the investment dates and record dates for optional cash investments?

Optional cash investments will be invested each month. The investment date for optional cash investments is the 15th day of each calendar month or, if such day is not a business day for the Corporation, the first business day for the Corporation immediately following that date will be the investment date.

12.	When must optional cash investments be received?

The Plan Administrator must be in receipt of good funds on or before the business day prior to the investment date in order for such funds to be invested as an optional cash investment on the next investment date. Optional cash investments may be made by check made payable to the Plan Administrator. All checks must be in U.S. funds and drawn on a U.S. bank or U.S. bank affiliate. The Plan Administrator will not accept cash, traveler’s checks, money orders or third-party checks.

No interest will be paid by the Corporation or the Plan Administrator on optional cash investments held pending investment. Therefore, although optional cash investments may be made at any time, it is advisable to transmit such payments shortly before the applicable investment date.

6

In order for such payments to be invested on the investment date, in addition to the receipt of good funds, a participant must be enrolled in the Plan before or at the time of the investment.

A participant may authorize a one-time online bank debit (in U.S. dollars) from a U.S. bank account by submitting a request online at www.computershare.com/investor.

Alternatively, if a participant wishes to make regular monthly optional cash purchases, they may authorize automatic deductions from their bank account. This feature enables a participant to make ongoing investments in an amount that is comfortable for them, without having to write a check.

To initiate automatic monthly deductions, a participant must complete and sign a Direct Debit Authorization form and return it to the Plan Administrator. Direct Debit Authorization forms may be obtained from the Plan Administrator. A participant may also initiate automatic monthly investments by accessing their account online at www.computershare.com/investor. Forms will be processed and become effective as promptly as practicable; however, a participant should allow four to six weeks for the first investment to be initiated using the automatic investment feature.

Once a participant’s automatic monthly investment is initiated, funds will be drawn from the designated bank account on the 10th day of each month (or the next banking business day if the 10th day is not a banking business day). Participants may change their automatic monthly investment by completing and submitting to the Plan Administrator a new Direct Debit Authorization form or by accessing their account online at www.computershare.com/investor. To be effective with respect to a particular Investment Date, however, the new instructions must be received by the Plan Administrator at least six business days prior to such Investment Date. Automatic deductions will continue indefinitely until a participant notifies the Plan Administrator in writing or online that the automatic deductions are to stop.

In the event that any check, draft or electronic funds transfer a participant may tender or order as payment to the Plan Administrator for optional cash investments of Common Stock is dishonored, refused or returned, a participant agrees that the purchased shares when credited to their account may be sold, on the Plan Administrator’s order without a participant’s consent or approval, to satisfy the amount owing on the purchase. The “amount owing” will include the purchase price paid, any purchase and sale transaction fees, any per share fees and the Plan Administrator’s returned check or failed electronic payment fee of $35. If the sale proceeds of purchased shares are insufficient to satisfy the amount owing, the participant authorizes the Plan Administrator to sell additional shares then credited to their account as necessary to cover the amount owing, without further consent or authorization from the participant. The Plan Administrator may sell shares to cover an amount owing as a result of the participant’s order in any manner consistent with applicable securities laws. Any sale for that purpose in a national securities market would be commercially reasonable. The participant grants the Plan Administrator a security interest in all shares credited to the participant’s account including securities subsequently acquired and held or tendered for deposit, for purposes of securing any amount owing as described in this paragraph.

13.	May optional cash investments be returned to a participant?

Upon a participant’s written request received by the Plan Administrator no later than two business days prior to the Investment Date, a cash payment not already invested under the Plan will be cancelled or returned to the participant, as appropriate. However, no refund of a check will be made until the funds have been actually received and collected by the Plan Administrator. Accordingly, such refunds may be delayed.

Certificates for Shares:

14.	Will certificates be issued for shares of Common Stock purchased under the Plan?

The shares of Common Stock purchased under the Plan will be held by Computershare in a participant’s account without charge. Upon receipt of a written request from a participant, Computershare will issue a certificate or certificates representing the whole shares of Common Stock in such participant’s account. There may be a fee for certificate issuance.

7

15.	In whose name will certificates be registered when issued?

Accounts will be maintained under the Plan in the names in which certificates of participants were registered at the time the participants entered the Plan. We will register certificates for whole shares in the same manner when issued at the request of a participant.

16.	What happens if a participant sells all of the shares for which the participant has received a certificate?

If a participant sells all of his or her shares for which such participant has a certificate, but participation in the Plan is not terminated, dividends on the shares held in the participant’s account under the Plan will continue to be invested.

Sale of Shares from the Plan:

17.	How may a participant sell shares of Common Stock held under the Plan?

Yes. A participant can sell some or all of the shares credited to their Plan account by contacting the Plan Administrator. The participant has the following four choices when making a sale, depending on how they submit their sale request:

•          Market Order. A market order is a request to sell shares of Common Stock promptly at the current market price. Market order sales are only available through the Investor Centre at www.computershare.com/investor or by calling the Plan Administrator directly at 1-800-368-5948. Market order sale requests will be placed promptly upon receipt during market hours (normally 9:30 a.m. to 4:00 p.m. Eastern Standard Time). Market order sale requests received by the Plan Administrator during market hours are final and cannot be stopped or cancelled. Market order sale requests received outside of market hours will be submitted to the Plan Administrator’s broker on the next day the market is open. The Plan Administrator will use commercially reasonable efforts to honor requests by participants to cancel market orders placed outside of market hours. Depending on the number of shares being sold and current trading volume in the shares, a market order may only be partially filled or not filled at all on the trading day in which it is placed, in which case the order, or remainder of the order, as applicable, will be cancelled at the end of such day. To determine if their shares were sold, a participant should check their account online at www.computershare.com/investor or call the Plan Administrator directly at 1-800-393-5809. If the participant’s market order sale was not filled and the participant still wants the shares to be sold, the participant will need to re-enter the sale request. Sales proceeds will equal the market price of the sale obtained by the Plan Administrator’s broker, less a service fee of $25.00 and a processing fee of $0.12 per share sold.

•          Batch Order. A batch order is an accumulation of all sales requests for shares of Common Stock submitted together as a collective request. Batch orders are submitted on each market day, assuming there are sale requests to be processed. Sale instructions for batch orders received by the Plan Administrator will be processed no later than five business days after the date on which the order is received (except where deferral is required under applicable federal or state laws or regulations), assuming the applicable market is open for trading and sufficient market liquidity exists. All sale requests received in writing will be submitted as batch order sales, unless such requests specify otherwise. Batch order sales may only be requested in writing. In every case of a batch order sale, the price to each selling participant shall be the weighted average sale price obtained by the Plan Administrator’s broker for each aggregate order placed by the Plan Administrator and executed by the broker, less a service charge of $15.00 and a processing fee of $0.12 per share sold.

•          Day Limit Order. A day limit order is an order to sell shares of Common Stock when and if they reach a specific trading price on a specific day. The order is automatically cancelled if the price is not met by the end of that day (or, for orders placed after-market hours, the next day the market is open). Depending on the number of shares of Common Stock being sold and the current trading volume in the shares, such an order may only be partially filled, in which case the remainder of the order will be cancelled. The order may be cancelled by the applicable stock exchange, by the Plan Administrator at its sole discretion or, if the Plan Administrator’s broker has not filled the order, at the participant’s request made online at www.computershare.com/investor or by calling the Plan Administrator directly at 1-800-393-5809. A service fee of $25.00 and a processing fee of $0.12 per share sold will be deducted from the sale proceeds.

8

•          Good-Til-Cancelled (‘‘GTC’’) Limit Order. A GTC limit order is an order to sell shares of Common Stock when and if the shares reach a specific trading price at any time while the order remains open (generally up to 30 days). Depending on the number of shares being sold and current trading volume in the shares, sales may be executed in multiple transactions and over more than one day. If an order remains open for more than one day during which the market is open, a separate fee will be charged for each such day. The order (or any unexecuted portion thereof) is automatically cancelled if the trading price is not met by the end of the order period. The order may be cancelled by the applicable stock exchange, by the Plan Administrator at its sole discretion or, if the Plan Administrator’s broker has not filled the order, at the participant’s request made online at www.computershare.com/investor or by calling the Plan Administrator directly at 1-800-393-5809. A service fee of $25.00 and a processing fee of $0.12 per share sold will be deducted from the sale proceeds.

All per share fees described in this Question 17 include any brokerage commissions the Plan Administrator is required to pay. All sales requests processed over the telephone by a customer service representative entail an additional fee of $15.00. Fees are deducted from the proceeds derived from the sale. The Plan Administrator may, under certain circumstances, require a transaction request to be submitted in writing. Please contact the Plan Administrator to determine if there are any limitations applicable to the participant’s particular sale request.

Alternatively, a participant may choose to sell their shares through a broker-dealer of their choice, in which case the participant will have to request that the Plan Administrator either (a) electronically transfer the participant shares to their broker, or (b) issue the shares in certificate form for delivery to the participant’s broker before settlement of the sale. Please note that only whole shares can be transferred or issued in certificate form.

If all shares held for a participant in the Plan are sold, the participant’s participation in the Plan will be terminated.

The Plan Administrator reserves the right to decline to process a sale if it determines, in its sole discretion, that supporting legal documentation is required. In addition, no one will have any authority or power to direct the time or price at which shares under the Plan are sold and no one, other than the Plan Administrator, will select the broker(s) or dealer(s) through or from whom sales are to be made.

Withdrawal:

18.	How does a participant withdraw from the Plan?

A participant may withdraw from the Plan at any time and for any reason by telephone, written notice to the Plan Administrator, or by accessing the participant’s account online at www.computershare.com/investor.

19.	What happens to a participant’s shares and fractions of shares when the participant withdraws from the Plan?

When a participant withdraws from the Plan, Computershare will move any whole shares in the Plan account to a Direct Registration System (“DRS”) book-entry account and provide the participant with a DRS statement showing r the total number of whole shares credited to such participant’s account under. In addition, a check for any fraction of a share of Common Stock valued at the then current market price of the Common Stock will be mailed directly to the participant. The cash payment will be based on the market price of Common Stock on the effective date of the withdrawal, less any service and per share fees.

Other Information:

20.	How will a participant’s Common Stock be voted at meetings of shareholders of the Corporation?

Each participant will have the sole right to vote any shares including fractional shares purchased for such participant’s account under the Plan on the record date for a vote. A participant may vote in person at meetings or by submitting a proxy to direct one or more individuals to vote on the participant’s behalf. Participants under the Plan who are registered holders of Common Stock will receive only one proxy, which will include any shares credited to such participant’s account. Shares of Common Stock for which no proxy is received will not be voted.

9

21.	Who interprets and regulates the Plan?

The Corporation interprets and regulates the Plan. The terms, conditions, and operations of the Plan are governed by the laws of the State of New Jersey.

22.	What reports will be sent to participants in the Plan?

Computershare will provide each participant with an account statement each time shares of Common Stock are purchased or sold for the participant under the Plan. The statement will show the total number of whole and fractional shares in the participant’s account as of a certain date, as well as the amount of the most recent dividend, the number of shares of Common Stock purchased or sold and the price per share.

Dividends on the accumulated shares and fees paid on each participant’s behalf by the Corporation will be included in an information tax return filed with the Internal Revenue Service. A copy of this return will also be supplied to participants.

In addition, each participant will receive a copy of each communication sent generally to holders of Common Stock.

23.	May the Plan be amended, suspended or terminated?

The Plan may be amended, supplemented or terminated by the Corporation at any time by the delivery of written notice to each participant at least 30 days prior to the effective date of the amendment, supplement or termination. Any amendment or supplement shall be deemed to be accepted by the participant unless prior to its effective date, the Corporation receives written notice of termination of the participant’s account under the Plan. In addition, if a participant withdraws transfers or sells all of the participant’s whole shares, leaving only a fractional share in his or her account, the Plan Administrator may, in its discretion and without notice to the participant, terminate the participant’s participation in the Plan and sell any fractional share as a batch order sale.

24.	What is the responsibility of the Corporation under the Plan?

Neither the Corporation nor Computershare nor their respective officers, directors, employees and agents shall have any responsibility beyond the exercise of ordinary care for any action taken or omitted pursuant to the Plan; nor shall they be liable for any act done in good faith or for any good faith omission to act; nor shall they have any liability in connection with an inability to purchase or sell shares of Common Stock or with respect to the timing or the price of any purchase or sale of shares of Common Stock.

25.	How is a stock dividend or stock split handled under the Plan?

Any stock dividend or stock split applicable to shares of Common Stock registered in the name of the Plan Administrator’s nominee and held for a participant in his or her account under the Plan will be credited to the participant’s account. Any stock dividend or stock split shares distributed with respect to shares of Common Stock that are registered in a participant’s name and held in book-entry form, will be credited to the account in the participant’s name on the books of the Corporation maintained by the Corporation’s transfer agent, Computershare, in the same manner as to shareholders not otherwise participating in the Plan. In the event that the Corporation makes available to shareholders rights to purchase additional shares of Common Stock or other securities, participants under the Plan will receive a subscription warrant for such purchase rights directly from the Corporation.

26.	Where should correspondence regarding the Plan be directed?

All correspondence regarding the Plan should be addressed to the Plan Administrator as follows:

Computershare

P.O. Box 30170

College Station, TX 77842-3170

10

INVESTMENT CONSIDERATIONS

Investing in our Common Stock involves risks. Before making an investment decision, you should carefully consider the risks described under the caption “Risk Factors” in our most recent Annual Report on Form 10-K and any updates to those Risk Factors contained in our Quarterly Reports on Form 10-Q following the most recent Form 10-K and in all other information appearing in this Prospectus, any Prospectus supplements or incorporated by reference into this Prospectus. The material risks and uncertainties that management believes affect the Corporation are described in those documents. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems to be immaterial. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks and you may lose all or part of your investment. This Prospectus is qualified in its entirety by these risk factors.

Risk Factors Related to the Offering

Because the 5% discount on shares of Common Stock purchased from the Corporation is based on the average market price of Common Stock for the trailing 14 trading days, the purchase price of the shares when compared to the closing price of Common Stock on the investment date may not reflect a discount.

Under the terms of the Plan, shares of Common Stock purchased from the Corporation will be sold at a 5% discount to the average closing price of our Common Stock as quoted on the Nasdaq Capital Market for the trailing 14 trading days immediately preceding the investment date, subject to adjustment as determined by the Board of Directors. Because the closing price of Common Stock on the Nasdaq Capital Market fluctuates from day to day, and we are using a 14-day average, the price of the shares which are purchased for the participant when compared to the closing price of Common Stock on the investment date may reflect a discount of less than 5% or it may reflect a discount of more than 5% or it may reflect a premium to the closing price on the investment date. Accordingly, while we have designed the Plan to provide an economic benefit to the participant, we cannot assure that the participant will receive an economic benefit from the 5% discount.

The shares of Common Stock purchased under the Plan are not deposit accounts and are not insured.

The shares of Common Stock purchased under the Plan are not deposit accounts of the Bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental organization. A participant’s investment in shares of Common Stock held in the Plan is no different than an investment in directly-held shares of Common Stock and the participant bears the market risk of loss and the benefits of gain from market price changes for all of the shares.

U.S. FEDERAL INCOME TAX TREATMENT

In general, for Federal income tax purposes, participants in the Plan who have their cash dividends reinvested in Common Stock under the Plan will be treated the same as non-participants with respect to the cash dividends on their shares of Common Stock which are reinvested in Common Stock under the Plan. All participants in the Plan will be treated as having received on each Dividend Payment Date, the full amount of the cash dividend for that Dividend Payment Date regardless of whether the cash dividends are actually received or are applied to the purchase of shares of Common Stock under the Plan.

11

Participants in the Plan who have their cash dividends reinvested in Common Stock will also be treated as if they actually received a cash dividend to the extent and in the amount that any administrative fees are paid by the Corporation on their behalf. In addition, such participants will also be treated as if they actually received a cash dividend to the extent that any Common Stock is purchased from the Corporation at a discount. Such cash dividend will be equal to the amount of the difference between the fair market value of the Common Stock purchased and the purchase price. For example, if a participant would have received a cash dividend of $95 but elected to reinvest the dividend and purchase stock from the Corporation at a 5% discount, the taxable dividend would be $100 representing the fair market value of the Common Stock received on the distribution date. The 5% discount to market price for shares issued through dividend reinvestment is subject to adjustment or elimination at any time as determined by the Board of Directors. Each participant in the Plan who has his or her cash dividends reinvested in Common Stock will have a tax basis in the shares of Common Stock purchased equal to the amount of cash dividends applied to the purchase of such shares of Common Stock plus any administrative fees and the amount of the discount described above which was treated as a cash dividend actually paid to such participant.

The above summary is provided for your general information, however, it does not constitute tax advice and does not purport to be complete or to describe the consequences that may apply to your personal circumstances. You should consult your tax accountant or personal tax advisor regarding the effect of participation in the Plan on your personal tax situation.

USE OF PROCEEDS

We have no basis for estimating precisely either the number of shares of our Common Stock that ultimately will be originally issued by the Corporation or the prices at which such shares will be sold. We propose to use the net proceeds from the sale of such shares, when and as received, for general corporate purposes including investments in, or extensions of credit to, the Bank. We are unable to estimate the amount of which will be devoted to any specific purpose.

LEGAL MATTERS

The validity of the shares of Common Stock offered hereby is being passed upon for the Corporation by McCarter & English, LLP, Newark, New Jersey.

EXPERTS

The consolidated financial statements of Stewardship Financial Corporation as of December 31, 2014 and 2013, and for the years then ended, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

INDEMNIFICATION

Subsection (2) of Section 3-5, Title 14A of the New Jersey Business Corporation Act (the “NJBCA”) empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a corporate agent (i.e., a director, officer, employee or agent of the corporation or a person serving at the request of the corporation as a director, officer, trustee, employee or agent of another corporation or enterprise), against reasonable costs (including attorneys’ fees), judgments, fines, penalties and amounts paid in settlement incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

Subsection (3) of Section 3-5 of the NJBCA empowers a corporation to indemnify a corporate agent against reasonable costs (including attorneys’ fees) incurred by him in connection with any proceeding by or in the right of the corporation to procure a judgment in its favor which involves such corporate agent by reason of the fact that he is or was a corporate agent if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Superior Court of New Jersey or the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

12

Subsection (4) of Section 3-5 of the NJBCA provides that to the extent that a corporate agent has been successful in the defense of any action, suit or proceeding referred to in subsections (2) and (3) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) incurred by him in connection therewith.

Subsection (5) of Section 3-5 of the NJBCA provides that a corporation may indemnify a corporate agent in a specific case if it is determined that indemnification is proper because the corporate agent met the applicable standard of conduct, and such determination is made by any of the following: (a) the board of directors or a committee thereof, acting by a majority vote of a quorum consisting of disinterested directors; (b) independent legal counsel, if there is no quorum of disinterested directors or if the disinterested directors empowers counsel to make the determination; or (c) the shareholders.

Subsection (8) of Section 3-5 of the NJBCA provides that the indemnification provisions in the law shall not exclude any other rights to indemnification that a director or officer may be entitled to under a provision of the certificate of incorporation, a by-law, an agreement, a vote of shareholders, or otherwise. That subsection explicitly permits indemnification for liabilities and expenses incurred in proceedings brought by or in the right of the corporation (derivative proceedings). The only limitation on indemnification of directors and officers imposed by that subsection is that a corporation may not indemnify a director or officer if a judgment has established that the director’s or officer’s acts or omissions were a breach of his or her duty of loyalty, not in good faith, involved a knowing violation of the law, or resulted in receipt of an improper personal benefit.

Subsection (9) of Section 3-5 of the NJBCA provides that a corporation is empowered to purchase and maintain insurance on behalf of a director or officer against any expenses or liabilities incurred in any proceeding by reason of that person being or having been a director or officer, whether or not the corporation would have the power to indemnify that person against expenses and liabilities under other provisions of the law.

Article VI of the Corporation’s Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”) provides that a director or officer of the Corporation shall not be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders provided that the a director or officer shall not be relieved from liability for any breach of duty based upon an act or omission (i) in breach of such person’s duty of loyalty to the Corporation or its shareholders, (ii) not in good faith or involving a knowing violation of law, or (iii) resulting in receipt by such person of an improper personal benefit. Article VII further provides that, if the NJBCA is amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer or both of the Corporation shall be eliminated or limited to the fullest extent permitted under the NJBCA as so amended.

Article VII of the Certificate of Incorporation requires the Corporation to indemnify its officers, directors, employees and agents and former officers, directors, employees and agents, and any other persons serving at the request of the Corporation as an officer, director, employee or agent of another corporation, association, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees, judgments, fines and amounts paid in settlement) incurred in connection with any pending or threatened action, suit, or proceeding, whether civil, criminal, administrative or investigative, with respect to which such officer, director, employee, agent or other person is a party, or is threatened to be made a party, to the fullest extent permitted by the NJBCA.

The Certificate of Incorporation also provides that the Corporation may purchase and maintain insurance on behalf of any person or persons enumerated in Article VII thereof against any liability asserted against or incurred by such person or persons arising out of their status as corporate directors, officers, employees, or agents whether or not the Corporation would have the power to indemnify them against such liability under the provisions of such article.

With respect to possible indemnification of officers, directors, employees and agents of the Corporation for liabilities arising under the Securities Act, the Corporation has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

13

No dealer, sales person or other person has been authorized to give any information or to make any representations other than those contained in this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by the Corporation. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any of the securities offered hereby in any jurisdiction in which, or to any person to whom, such offer or solicitation may not lawfully be made. Neither the delivery of this Prospectus nor any sales made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date hereof.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Commission allows us to “incorporate by reference” information into this Prospectus. This means that we can disclose important information to you by referring you to another document filed separated with the Commission. This Prospectus incorporates by reference the documents listed below that we have previously filed with the Commission:

(i)          our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, including the audited financial statements of and other information with respect to Stewardship Financial Corporation and its subsidiaries as of December 31, 2014 and 2013, and for each of the years then ended, included therein;

(ii)          our proxy statement for our 2015 Annual Meeting of Shareholders, and

(iii)          the description of the Corporation’s Common Stock which is contained in the Corporation’s Registration Statement on Form 8-B, as filed with the Commission on December 10, 1996.

In addition, all documents subsequently filed by the Corporation with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this offering shall be deemed incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

The Corporation will provide without charge to each person to whom a copy of this Prospectus is delivered, upon such person’s written or oral request, a copy of any and all of the documents which are incorporated by reference herein (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents). Such requests should be directed to Stewardship Financial Corporation, 630 Godwin Avenue, Midland Park, New Jersey 07432-1405, Attention: Corporate Services, telephone: 201-444-7100.

_____________________________________

STEWARDSHIP FINANCIAL CORPORATION

630 Godwin Avenue

Midland Park, New Jersey 07432-1405

Dividend Reinvestment Plan

May 21, 2015

PROSPECTUS

14

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.          Other Expenses of Issuance and Distribution.

SEC Registration Fee	$177
Legal Fees and Expenses	$7,000
Accounting Fees and Expenses	$5,000
Miscellaneous	$500

TOTAL:	$12,677

Item 15.          Indemnification of Directors and Officers.

Subsection (2) of Section 3-5, Title 14A of the New Jersey Business Corporation Act (the “NJBCA”) empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a corporate agent (i.e., a director, officer, employee or agent of the corporation or a person serving at the request of the corporation as a director, officer, trustee, employee or agent of another corporation or enterprise), against reasonable costs (including attorneys’ fees), judgments, fines, penalties and amounts paid in settlement incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

Subsection (3) of Section 3-5 of the NJBCA empowers a corporation to indemnify a corporate agent against reasonable costs (including attorneys’ fees) incurred by him in connection with any proceeding by or in the right of the corporation to procure a judgment in its favor which involves such corporate agent by reason of the fact that he is or was a corporate agent if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Superior Court of New Jersey or the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Subsection (4) of Section 3-5 of the NJBCA provides that to the extent that a corporate agent has been successful in the defense of any action, suit or proceeding referred to in subsections (2) and (3) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) incurred by him in connection therewith.

Subsection (5) of Section 3-5 of the NJBCA provides that a corporation may indemnify a corporate agent in a specific case if it is determined that indemnification is proper because the corporate agent met the applicable standard of conduct, and such determination is made by any of the following: (a) the board of directors or a committee thereof, acting by a majority vote of a quorum consisting of disinterested directors; (b) independent legal counsel, if there is no quorum of disinterested directors or if the disinterested directors empowers counsel to make the determination; or (c) the shareholders.

Subsection (8) of Section 3-5 of the NJBCA provides that the indemnification provisions in the law shall not exclude any other rights to indemnification that a director or officer may be entitled to under a provision of the certificate of incorporation, a by-law, an agreement, a vote of shareholders, or otherwise. That subsection explicitly permits indemnification for liabilities and expenses incurred in proceedings brought by or in the right of the corporation (derivative proceedings). The only limitation on indemnification of directors and officers imposed by that subsection is that a corporation may not indemnify a director or officer if a judgment has established that the director’s or officer’s acts or omissions were a breach of his or her duty of loyalty, not in good faith, involved a knowing violation of the law, or resulted in receipt of an improper personal benefit.

15

Subsection (9) of Section 3-5 of the NJBCA provides that a corporation is empowered to purchase and maintain insurance on behalf of a director or officer against any expenses or liabilities incurred in any proceeding by reason of that person being or having been a director or officer, whether or not the corporation would have the power to indemnify that person against expenses and liabilities under other provisions of the law.

Article VI of the Registrant’s Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”) provides that a director or officer of the Registrant shall not be personally liable to the Registrant or its shareholders for damages for breach of any duty owed to the Registrant or its shareholders provided that the a director or officer shall not be relieved from liability for any breach of duty based upon an act or omission (i) in breach of such person’s duty of loyalty to the Registrant or its shareholders, (ii) not in good faith or involving a knowing violation of law, or (iii) resulting in receipt by such person of an improper personal benefit. Article VII further provides that, if the NJBCA is amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer or both of the Registrant shall be eliminated or limited to the fullest extent permitted under the NJBCA as so amended.

Article VII of the Certificate of Incorporation requires the Registrant to indemnify its officers, directors, employees and agents and former officers, directors, employees and agents, and any other persons serving at the request of the Registrant as an officer, director, employee or agent of another corporation, association, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees, judgments, fines and amounts paid in settlement) incurred in connection with any pending or threatened action, suit, or proceeding, whether civil, criminal, administrative or investigative, with respect to which such officer, director, employee, agent or other person is a party, or is threatened to be made a party, to the fullest extent permitted by the NJBCA.

The Certificate of Incorporation also provides that the Registrant may purchase and maintain insurance on behalf of any person or persons enumerated in Article VII thereof against any liability asserted against or incurred by such person or persons arising out of their status as corporate directors, officers, employees, or agents whether or not the Registrant would have the power to indemnify them against such liability under the provisions of such article.

With respect to possible indemnification of officers, directors, employees and agents of the Registrant for liabilities arising under the Securities Act, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16.          Exhibits.

The following exhibits are filed with this Registration Statement:

Exhibit Number	Description of Exhibit

4.1	Provisions of the Restated Certificate of Incorporation of the Registrant, as amended, that define the rights of the security holders of the Registrant (incorporated by reference to Exhibit 3(i).1 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2009 filed with the Commission on May 15, 2009 and Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on September 7, 2011).
4.2	Stewardship Financial Corporation Dividend Reinvestment Plan.
5.1	Opinion of McCarter & English, LLP as to the legality of the securities to be issued.
23.1	Consent of McCarter & English, LLP (included in the opinion filed as Exhibit 5.1).
23.2	Consent of Independent Registered Public Accounting Firm.
24.1	Power of Attorney (included on the signature page of this Registration Statement).
99.1	Shareholder Communication.

16

Item 17.          Undertakings.

(A)         The undersigned Registrant hereby undertakes:

(1)          To file, during the period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i)          To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii)          To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

                (iii)          To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (A)(1)(i), (A)(1)(ii) and (A)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)          That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B)          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

17

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Midland Park, State of New Jersey, on this 21st day of May, 2015.

STEWARDSHIP FINANCIAL CORPORATION

By:	/s/ Paul Van Ostenbridge
Paul Van Ostenbridge,
President and Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

        KNOW BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul Van Ostenbridge and Claire M. Chadwick, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Paul Van Ostenbridge	President, Chief Executive Officer and Director (Principal Executive Officer)	May 21, 2015
Paul Van Ostenbridge

/s/ Claire M. Chadwick	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 21, 2015
Claire M. Chadwick

/s/ Wayne Aoki	Director	May 21, 2015
Wayne Aoki

/s/ Richard W. Culp	Director and Chairman of the Board	May 21, 2015
Richard W. Culp

/s/ William C. Hanse	Director	May 21, 2015
William C. Hanse

/s/ Margo Lane	Director	May 21, 2015
Margo Lane

/s/ John C. Scoccola	Director	May 21, 2015
John C. Scoccola

/s/ John L. Steen	Director	May 21, 2015
John L. Steen

18

Name	Title	Date

/s/ Robert J. Turner	Secretary and Director	May 21, 2015
Robert J. Turner

/s/ William J. Vander Eems	Director	May 21, 2015
William J. Vander Eems

/s/ Michael Westra	Director	May 21, 2015
Michael Westra

/s/ Howard Yeaton	Director and Vice Chairman of the Board	May 21, 2015
Howard Yeaton

19

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4.1	Provisions of the Restated Certificate of Incorporation of the Registrant, as amended, that define the rights of the security holders of the Registrant (incorporated by reference to Exhibit 3(i).1 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2009 filed with the Commission on May 15, 2009 and Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on September 7, 2011).
4.2	Stewardship Financial Corporation Dividend Reinvestment Plan.
5.1	Opinion of McCarter & English, LLP as to the legality of the securities to be issued.
23.1	Consent of McCarter & English, LLP (included in the opinion filed as Exhibit 5.1).
23.2	Consent of Independent Registered Public Accounting Firm.
24.1	Power of Attorney (included on the signature page of this Registration Statement).
99.1	Shareholder Communication.

20